Greenlane Announces Financial Results for the Third Quarter of 2019

BOCA RATON, Fla., November 8, 2019 – Greenlane Holdings, Inc. (Nasdaq: GNLN) (“Greenlane” or “the Company"), one of the largest global sellers of premium cannabis accessories, CBD and liquid nicotine products, today reported financial results for its third quarter ended September 30, 2019.

Third Quarter 2019 and Other Recent Financial and Operating Highlights:

•Net sales increased 3.0% to $44.9 million;
•Expanded European footprint with acquisition of Conscious Wholesale, a leading European wholesaler and retailer, and partnership with NOUS to bring Higher Standards branded and curated shops-in-shops to Paris, France; pro forma1 net sales including Conscious Wholesale would have been $47.3 million;
•Continued to grow and diversify portfolio of owned brands and direct-to-consumer retail operations, including new Higher Standards partnerships and strong VIBES sales, which have surpassed half a million dollars since its launch in Q2;
•Entered into a lease agreement for Higher Standards' third retail location in Malibu, CA;
•Signed exclusive U.S. and Canadian distribution partnership with Omura for new heat-not-burn technology;
•Signed a number of high-profile distribution agreements and partnerships to expand hemp-derived CBD offerings, including Green Lotus, Bouquet, Cookies, Sherbinskis and Shaboink;
•Entered into exclusive agreements to distribute Santa Cruz Shredders’ iconic, state-of-the-art grinders and PHILTER’s groundbreaking filtration technology, known as the POCKET and PHLIP brands;
•Net loss was $9.0 million compared to $0.1 million in the prior year period, impacted by higher cost of sales, investments in people and equipment, and higher depreciation and amortization expense; pro forma1 net loss including Conscious Wholesale would have been $8.4 million;
•Adjusted net loss was $7.5 million compared to adjusted net income of $0.02 million in the prior year period;
•Adjusted EBITDA was a loss of $3.4 million compared to a gain of $0.9 million in the prior year period;
•Well-funded to execute upon pipeline of growth initiatives, with $52.5 million in cash compared to $7.3 million as of December 31, 2018.

All growth rates reflect year-over-year growth comparing the third quarter of 2019 to the third quarter of 2018.

“In the third quarter, we continued to focus on our three strategic pillars of growing our supply and packaging business, enhancing our portfolio of owned brands, and expanding our direct-to-consumer operations to drive sustainable long-term growth,” said Aaron LoCascio, Greenlane’s Chairman and Chief Executive Officer. “Although we experienced some impact to sales of JUUL and other vaporization-related products related to regulatory uncertainty and the reports of acute liquid vaping-related health conditions, our core business remains strong, which going forward will be a larger focus of our strategy. Our extensive distribution platform continues to attract more premium cannabis and CBD brands, further strengthening our position in the market and adding value for our retail partners. We also pursued several opportunities to expand our owned brands and direct-to-consumer operations and meaningfully enhanced our footprint in Europe with our acquisition of Conscious Wholesale and our partnership with NOUS. Overall, I’m confident that we have the right strategy in place and are making important investments to realize long-term growth opportunities for Greenlane.”

Third Quarter 2019 Results

For the third quarter ended September 30, 2019, the Company reported net sales of $44.9 million, an increase of 3.0%, compared to $43.6 million in the third quarter of 2018. Pro forma1 net sales including Conscious Wholesale would have been $47.3 million for the third quarter of 2019. The increase in net sales was primarily due to the growth in popularity and availability of products from our top six product lines, which collectively resulted in net sales of approximately $33.8 million, compared to approximately $31.8 million for the same period a year ago, representing a 6.3% increase. Sales in Canada grew 100% from the same period a year ago, supported by the expansion of the Canadian cannabis market. Net sales growth was offset by industry headwinds and consumer concerns around vaping-related illnesses and a company decision to proactively move away from low margin deals, including a $2.0 million decrease related to vaporizers and vaporizer accessory products within the top six brands.

Gross profit for the third quarter of 2019 was $6.4 million, or 14.3% of net sales, compared to $8.9 million, or 20.4% of net sales, for the same period in 2018. Pro forma1 gross profit including Conscious Wholesale would have been $7.6 million, or 16.1% of net sales, for the third quarter of 2019. The decline in gross profit as a percentage of net sales on a year-over-year basis primarily reflects changes in sales mix, volume purchase rebates, and promotions with a key product supplier.

Salaries, benefits and payroll tax expenses for the third quarter of 2019 increased approximately $2.7 million to $6.6 million, or 14.6% of net sales, compared to $3.9 million, or 8.9% of net sales, for the same period in 2018. This increase was primarily due to incremental personnel expenses of approximately $1.2 million to further expand domestic sales and marketing efforts, and approximately $1.5 million in equity-based compensation expense.

General and administrative (G&A) expenses for the third quarter of 2019 increased approximately $0.5 million to $4.7 million, or 10.5% of net sales, compared to $4.2 million, or 9.7% of net sales, for the same period in 2018. The increase is primarily due to an incremental $0.2 million in marketing expenses, and a $0.1 million increase each in insurance expenses, in bank merchant fees and in computer hardware and software expenses.

Net loss for the third quarter of 2019 was $9.0 million and was impacted by $1.5 million of equity-based compensation expense mentioned above. Pro forma1 net loss including Conscious Wholesale would have been $8.4 million.

Adjusted net loss for the third quarter of 2019 was $7.5 million compared to adjusted net income of $0.02 million for the third quarter of 2018.

Adjusted EBITDA was a loss of $3.4 million for the third quarter of 2019 compared to a gain of $0.9 million for the same period in 2018.

Balance Sheet & Liquidity

The Company's cash at September 30, 2019 was $52.5 million and total debt was $8.2 million, compared to $7.3 million and $48.5 million, respectively, at December 31, 2018.

Share Repurchase Program

Greenlane also announced today that its Board of Directors has approved a stock repurchase program authorizing up to $5.0 million in share repurchases of the Company’s outstanding shares of Class A common stock.

Under the program, the Company may repurchase shares in accordance with all applicable securities laws and regulations, including Rule 10b-18 of the Securities Exchange Act of 1934, as amended. The Company may periodically repurchase shares in open markets transactions, directly or indirectly, in block purchases and in privately negotiated transactions or otherwise. The timing, pricing, and amount of any repurchases under the share repurchase program will be determined by the Company’s management at its discretion based on a variety of factors, including, but not limited to, trading volume and market price of the Company’s Class A common stock, corporate considerations, the Company’s working capital and investment requirements, general market and economic conditions, and legal requirements. The share repurchase program does not obligate the Company to repurchase any common stock and may be modified, discontinued, or suspended at any time.

Conference Call Information

Investors interested in participating in the live call can also dial +1 (877) 705-6003 from the U.S. or international callers can dial +1 (201) 493-6725. A telephone replay will be available approximately two hours after the call concludes and will be available through Friday, November 15, 2019, by dialing +1 (844) 512-2921 from the U.S. or +1 (412) 317-6671 from international locations, and entering confirmation code 13696476.

There will also be a simultaneous, live webcast available on the Greenlane website under Investors: Events & Presentations at https://investor.gnln.com/events-and-presentations.

Presentation of Financial Information

This press release includes historical consolidated results for the periods presented of Greenlane Holdings, LLC, the predecessor of Greenlane Holdings, Inc., for financial reporting purposes. Accordingly, the condensed consolidated financial statements for periods prior to the completion of the IPO on April 23, 2019 have been adjusted to combine the previously separate entities for presentation purposes. Amounts for the period from January 1, 2019 through April 22, 2019, as of December 31, 2018, and for three and nine months ended September 30, 2018 presented in the condensed consolidated financial statements herein represent the historical operations of Greenlane Holdings, LLC. The amounts as of September 30, 2019 and for the period from April 23, 2019 through September 30, 2019 reflect the consolidated operations of Greenlane Holdings, Inc.

Use of Non-GAAP Financial Measures

To supplement Greenlane's unaudited condensed consolidated financial statements, which are prepared and presented in accordance with generally accepted accounting principles in the United States (U.S. GAAP), Greenlane uses Adjusted Net (Loss) Income and Adjusted EBITDA, which are non-GAAP measures, in this press release. Greenlane defines Adjusted Net (Loss) Income as net (loss) income before equity-based compensation expense, changes in fair value of our convertible notes, debt placement costs for the convertible notes, and nonrecurring expenses primarily related to our transition to being a public company. The debt placement costs related to the convertible notes issued reported in the interest expense line item in the unaudited condensed consolidated statement of operations and comprehensive loss. Non-recurring expenses related to our transition to being a public company, which are reported within general and administrative expenses in our condensed consolidated statements of operations, represent fees and expenses primarily attributable to consulting fees and incremental audit and legal fees. Greenlane defines Adjusted EBITDA as net (loss) income before interest expense, income tax expense, depreciation and amortization expense, equity-based compensation expense, other income, net (which includes a gain recognized on an equity investment and a gain due to the reversal of our tax receivable liability), changes in fair value of our convertible notes, and non-recurring expenses primarily related to our transition to being a public company.

The presentation of these financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. These measures may be different from non-GAAP financial measures used by other companies, limiting their usefulness for comparison purposes.

Greenlane discloses Adjusted Net (Loss) Income and Adjusted EBITDA, which are non-GAAP performance measures, because management believes these metrics assist investors and analysts in assessing the Company’s overall operating performance and evaluating how well Greenlane is executing its business strategies. You should not consider Adjusted Net (Loss) Income or Adjusted EBITDA as alternatives to net (loss) income determined in accordance with U.S. GAAP as indicators of Greenlane’s operating performance.

For more information on Greenlane's non-GAAP financial measures and a reconciliation of GAAP to non-GAAP measures, please see the "Reconciliation of GAAP to Non-GAAP Results" table in this press release.

Forward Looking Statements

Certain matters within this press release are discussed using forward-looking language as specified in the Private Securities Litigation Reform Act of 1995, and, as such, may involve known and unknown risks, uncertainties and other factors that may cause the actual results or performance to differ from those projected in the forward-looking statement. These forward-looking statements include, among others: comments relating to the current and future performance of the Company’s business; growth in demand for the Company’s products; growth in the market for cannabis, nicotine and hemp-derived CBD products; the Company’s marketing and commercialization efforts the Company’s; and the Company’s financial outlook and expectations. For a description of factors that may cause the Company’s actual results or performance to differ from its forward-looking statements, please review the information under the heading “Risk Factors” included in the final prospectus relating to the Company’s initial public offering filed pursuant to Rule 424(b) of the Securities Act of 1933, as amended, which was filed with the SEC on April 22, 2019 and is accessible on the SEC’s website at www.sec.gov.

About Greenlane Holdings, Inc.

Greenlane (Nasdaq: GNLN) is one of the largest global sellers of premium cannabis accessories, CBD and liquid nicotine products. The company operates as a powerful house of brands, third party brand accelerator and distribution platform for consumption devices and lifestyle brands serving the global cannabis, CBD, and liquid nicotine markets with an expansive customer base of more than 11,000 retail locations, including licensed cannabis dispensaries, and smoke and vape shops. Greenlane has an established track record of partnering with brands through all stages of product lifecycle, providing a range of services including product development, go-to-market strategy, sales and marketing support, market research, customer service, direct-to-consumer fulfillment, warranty repair, supply chain management, and distribution. In addition to owning and operating its own brands, Greenlane is the partner of choice for many of the industry’s leading players including PAX Labs, (Canopy-owned) Storz & Bickel, JUUL, Grenco Science, Firefly, DaVinci, Select, Sherbinski, Bloom Farms, Mary’s Nutritionals, Cookies and dozens of others. Greenlane’s house of brands is comprised of child-resistant packaging innovator Pollen Gear; VIBES rolling papers; the Marley Natural accessory line; the Keith Haring accessory line, Aerospaced & Groove grinders, and Higher Standards, which is both an upscale product line and an innovative retail experience with flagship stores at New York City’s famed Chelsea Market and Atlanta’s Ponce City Market. The company also owns and operates Vapor.com, an industry leading e-commerce platform which offers convenient, flexible shopping solutions directly to consumers. For additional information, please visit: https://gnln.com/.

Media Contact
Hannah Dunning/Kelly Langmesser
Sard Verbinnen & Co
212-687-8080
Greenlane-SVC@sardverb.com

Investor Contact:
Liz Zale/Camilla Scassellati-Sforzolini
Sard Verbinnen & Co
212-687-8080
GreenlaneIR@sardverb.com
--------------
1 Unaudited pro forma financial information represents the combined results for the Company and Conscious Wholesale for the three months ended September 30, 2019 as if Conscious Wholesale had been acquired on January 1, 2018, and its results had been included in the consolidated results of the Company beginning on that date. The pro forma amounts have been calculated after applying the Company’s accounting policies to the unaudited financial statements of Conscious Wholesale and adjusting the combined results of the Company and Conscious Wholesale (a) to reflect the increased amortization expense that would have been charged assuming intangible assets identified in the acquisition of Conscious Wholesale had been recorded on January 1, 2018. The fair value analysis of the identified intangibles assets used in the calculation of the adjustment described above is preliminary and pending completion. The impact of the Conscious Wholesale acquisition on the actual results reported by the Company in subsequent periods may differ significantly from that reflected in this pro forma information for a number of reasons, including but not limited to, non-achievement of the expected synergies from this business combination and changes in the regulatory environment. As a result, the pro forma information is not necessarily indicative of what the Company's results of operations would have been had the acquisition been completed on the applicable dates of this pro forma financial information. In addition, the pro forma financial information does not purport to project the future financial condition and results of operations of the combined Company.

GREENLANE HOLDINGS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(in thousands, except per share amounts)

	September 30, 2019	December 31, 2018
ASSETS
Current assets
Cash	$52,540	$7,341
Accounts receivable, net of allowance of $655 and $657 at September 30, 2019 and December 31, 2018, respectively	7,591	8,218
Inventories, net	47,086	29,502
Vendor deposits	10,395	7,917
Other current assets	4,643	4,127
Total current assets	122,255	57,105

Property and equipment, net	12,891	11,641
Intangible assets, net	6,501	3,662
Goodwill	11,190	5,446
Operating lease right-of-use assets	2,280	—
Other assets	2,105	167
Total assets	$157,222	$78,021

LIABILITIES
Current liabilities
Accounts payable	$11,569	$20,226
Accrued expenses and other current liabilities	9,696	9,945
Current portion of notes payable	175	168
Current portion of operating leases	684	—
Current portion of finance leases	115	95
Total current liabilities	22,239	30,434

Convertible notes	—	40,200
Note payable, less current portion and debt issuance costs, net	8,059	8,176
Operating leases, less current portion	1,816	—
Finance leases, less current portion	223	237
Other liabilities	2,322	—
Total long-term liabilities	12,420	48,613
Total liabilities	34,659	79,047

Commitments and contingencies

REDEEMABLE CLASS B UNITS	—	10,033

STOCKHOLDERS’ EQUITY/MEMBERS’ DEFICIT
Members’ deficit	—	(10,773)
Preferred stock, $0.0001 par value, 10,000 shares authorized, none issued and outstanding as of September 30, 2019	—	—
Class A common stock, $0.01 par value per share, 125,000 shares authorized; 9,998 shares issued and outstanding as of September 30, 2019	100	—
Class B common stock, $0.0001 par value per share, 10,000 shares authorized; 5,988 shares issued and outstanding as of September 30, 2019	1	—
Class C common stock, $0.0001 par value per share, 100,000 shares authorized; 77,791 shares issued and outstanding as of September 30, 2019	8	—
Additional paid-in capital	32,129	—
Accumulated deficit	(6,741)	—
Accumulated other comprehensive loss	(133)	(286)
Total stockholders’ equity attributable to Greenlane Holdings, Inc./members’ deficit	25,364	(11,059)
Non-controlling interest	97,199	—
Total stockholders’ equity/members’ deficit	122,563	(11,059)
Total liabilities, redeemable Class B units and stockholders’ equity/members’ deficit	$157,222	$78,021

GREENLANE HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE (LOSS) INCOME
(Unaudited)
(in thousands, except per share amounts)

	For the three months ended September 30,		For the nine months ended September 30,
	2019	2018	2019	2018
Net sales	$44,886	$43,561	$147,770	$127,379
Cost of sales	38,448	34,695	123,194	101,048
Gross profit	6,438	8,866	24,576	26,331
Operating expenses:
Salaries, benefits and payroll taxes	6,562	3,882	21,673	10,439
General and administrative	4,751	4,247	15,549	11,868
Depreciation and amortization	650	402	1,980	1,013
Total operating expenses	11,963	8,531	39,202	23,320
(Loss) income from operations	(5,525)	335	(14,626)	3,011
Other (expense) income, net:
Change in fair value of convertible notes	—	—	(12,063)	—
Interest expense	(119)	(136)	(862)	(296)
Other income (expense), net	7,746	(141)	8,670	18
Total other income (expense), net	7,627	(277)	(4,255)	(278)
Income (loss) before income taxes	2,102	58	(18,881)	2,733
Provision for income taxes	11,063	193	10,966	342
Net (loss) income	(8,961)	(135)	(29,847)	2,391
Less: Net loss (income) attributable to non-controlling interest	(2,563)	—	(4,016)	—
Net (loss) income attributable to Greenlane Holdings, Inc.	$(6,398)	$(135)	$(25,831)	$2,391

Net loss attributable to Class A common stock per share - basic and diluted	$(0.64)		$(0.67)
Weighted-average shares of Class A common stock outstanding - basic and diluted	9,998		9,998

Other comprehensive income (loss):
Foreign currency translation adjustments	(13)	13	38	(20)
Unrealized loss on derivative instrument	(310)	—	(310)	—
Comprehensive (loss) income	(9,284)	(122)	(30,119)	2,371
Less: comprehensive (loss) income attributable to non-controlling interest	(2,809)	—	(4,238)	—
Comprehensive (loss) income attributable to Greenlane Holdings, Inc.	$(6,475)	$(122)	$(25,881)	$2,371

GREENLANE HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(in thousands, except per share amounts)

	For the nine months ended September 30,
	2019	2018
Cash flows from operating activities:
Net (loss) income (including amounts attributable to non-controlling interests)	$(29,847)	$2,391
Adjustments to reconcile net (loss) income to net cash used in operating activities:
Depreciation and amortization	1,980	1,013
Amortization of deferred financing costs	55	—
Reversal of tax receivable agreement liability	(5,721)	—
Provision for income taxes, including effects of deferred tax asset valuation allowance	10,879	—
Unrealized gain on equity investment	(1,537)	—
Equity-based compensation expense	6,083	—
Change in fair value of convertible notes	12,063	—
Provision for doubtful accounts	91	228
Provision for slow moving or obsolete inventory	6	(20)
Loss (Income) from equity method investments in associated entities	—	66
Other	(18)	3
Changes in operating assets and liabilities, net of the effects of acquisitions:
Accounts receivable, net	1,396	(4,347)
Vendor deposits	(778)	(4,115)
Inventories	(15,770)	(13,295)
Deferred offering costs	2,284	—
Other current assets	(1,720)	(2,845)
Accounts payable	(13,182)	12,143
Accrued expenses	740	3,693
Payments of operating leases	(547)	—
Net cash used in operating activities	(33,543)	(5,085)
Cash flows from investing activities:
Acquisition of a subsidiary, net of cash acquired	(1,283)	785
Purchase of property and equipment, net	(1,268)	(532)
Purchase of intangible assets, net	(58)	(71)
Investments	(500)	—
Net cash (used in) provided by investing activities	(3,109)	182
Cash flows from financing activities:
Proceeds from issuance of convertible notes	8,050	—
Proceeds from issuance of Class A common stock sold in initial public offering, net of underwriting costs	83,003	—
Payment of debt issuance costs - convertible notes	(1,734)	—
Payment of debt issuance costs	—	(166)
Payments on long-term debt	—	(565)
Proceeds from notes payable	—	52
Payments on notes payable	(125)	—
Proceeds from line of credit, net	—	7,716
Payments of finance lease obligations	(62)	(72)
Deferred offering costs paid	(3,523)	—
Redemption of Class A and Class B units of Greenlane Holdings, LLC	(3,019)	—
Member distributions	(897)	(1,007)
Net cash provided by financing activities	81,693	5,958
Effects of exchange rate changes on cash	158	(20)
Net increase in cash	45,199	1,035
Cash, as of beginning of the period	7,341	2,080
Cash, as of the end of period	$52,540	$3,115

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid during the period for interest	$862	$296
Cash paid during the period for income taxes	$401	$328

Cash paid for amounts included in the measurement of lease liabilities:
Operating cash flows for operating leases	$547	$687
Operating cash flows for finance leases	$18	$2
Financing cash flows for finance leases	$62	$72

Non-cash investing activities and financing activities:
Conversion of convertible debt to Class A common stock	$60,313	$—
Redeemable Class B Units issued for acquisition of a subsidiary	$6,664	$8,890
Deferred offering costs included in accounts payable and accrued expenses	$53	$1,141
Leased assets obtained in exchange for new finance lease liabilities	$88	$244
Leased assets obtained in exchange for new operating lease liabilities	$2,973	$—

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

The reconciliation of the Company’s net (loss) income to adjusted net (loss) income is as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
	(in thousands)		(in thousands)
Net (loss) income	$(8,961)	$(135)	$(29,847)	$2,391
Debt placement costs for convertible notes (1)	—	—	422	—
Change in fair value of convertible notes	—	—	12,063	—
Transition to being a public company (2)	—	153	775	785
Equity-based compensation expense	1,508	—	6,062	—
Adjusted net (loss) income	$(7,453)	$18	$(10,525)	$3,176

(1)Debt placement costs related to the issuance of convertible notes in January 2019.
(2)Includes certain non-recurring fees and expenses primarily attributable to consulting fees and incremental audit and legal fees incurred in connection with our transition to being a public company.

The reconciliation of our net (loss) income to Adjusted EBITDA is as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
	(in thousands)		(in thousands)
Net (loss) income	$(8,961)	$(135)	$(29,847)	$2,391
Other (income) expense, net	(7,746)	141	(8,670)	(18)
Transition to being a public company (1)	—	153	775	785
Interest expense	119	136	862	296
Provision for income taxes	11,063	193	10,966	342
Depreciation and amortization	650	402	1,980	1,013
Equity-based compensation expense	1,508	—	6,062	—
Change in fair value of convertible notes	—	—	12,063	—
Adjusted EBITDA	$(3,367)	$890	$(5,809)	$4,809
(1)Includes certain non-recurring fees and expenses primarily attributable to consulting fees and incremental audit and legal fees incurred in connection with our transition to being a public company.